Exhibit 10.1

LEASE

BETWEEN:

PERGAMENT LODI, LLC

a New Jersey limited liability company

AS LANDLORD

- and -

EVANCE, INC.,

a Delaware corporation

AS TENANT

Building:	960 Northpoint Parkway
Premises:	Suite 400
Date:	June 24, 2020

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[ii]

BASIC LEASE INFORMATION RIDER

Date of Lease:	June 24, 2020 (the “Effective Date”)

Landlord:	PERGAMENT LODI, LLC, a New Jersey limited liability company (the “Landlord”)

Tenant:	EVANCE, INC., a Delaware corporation (the “Tenant”)

Leased Premises:	Space shown as Schedule “B-1” attached hereto (the “Leased Premises”) which is located on the 1st floor of that certain building (the “Building”) known as Suite 400 with an address of 960 Northpoint Parkway, Alpharetta, Georgia 30005 (the Leased Premises, the Building, together with the lands described in Schedule “A” attached hereto and present and future improvements, additions and changes thereto being herein called the “Property”).

Rentable Area of Leased Premises:	4,277 rentable square feet, which is stipulated and agreed by the parties.

Rentable Area of Building:	66,968 square feet, which is stipulated and agreed by the parties as the current Rentable Area of the Building.

Permitted Number of Parking Spaces:	21 total full-sized automobile spaces available, two (2) of which shall be reserved spaces in front of the Leased Premises, at no additional charge.

Commencement Date:	September 1, 2020 and shall continue for thirty-nine (39) months thereafter. Upon full execution of this Lease, Tenant shall be entitled to beneficial occupancy of the Leased Premises and commence construction of improvements subject to Landlord’s prior approval. During such beneficial occupancy, Tenant shall only be responsible for payment of utilities prior to September 1, 2020.

Term:	The “Term” shall commence on the Commencement Date and shall end thirty-nine (39) months following the Commencement Date.

Basic Rent:	For each Lease Year, “Basic Rent” shall be as set forth in the table below. For purposes hereof, “Lease Year” shall mean each and every consecutive twelve (12) month period during the Term, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date does not occur on the first day of a calendar month, then the first Lease Year shall be that partial month plus the first full twelve (12) month calendar months thereafter.

Lease Months	$/PSF	Annual*	Monthly*
1 – 12	$22.50	$96,232.56	$8,019.38	**
13 – 24	$23.18	$99,140,88	$8,261.74
25 – 36	$23.88	$102,134.76	$8,511.23
37 – 39	$24.60	$105,201.20	$8,767.85

*monthly Basic Rent is rounded to the nearest cent. Calculation of Annual Basic Rent is monthly Basic Rent multiplied by 12.

**Notwithstanding the foregoing rent schedule, so long as Tenant is not in default hereunder beyond any applicable notice and cure period, all Rent (including Additional Rent) for the first three (3) months of this Term shall be abated (the “Abatement”). As hereinafter provided, Tenant shall have the option to apply the Abatement to construction of improvements. Notwithstanding any other remedy set forth in this Lease, if Tenant fails to take possession of the Leased Premises or otherwise defaults at any time during the initial Term such that Landlord terminates this Lease or Tenant’s possession hereunder, the unamortized portion of the foregoing Abatement shall be cancelled and all Rent which would have otherwise been due during such period shall be immediately due and payable by Tenant to Landlord as a component of Landlord’s damages hereunder. Amortization shall be straight line over the initial term.

Rent Payment	PERGAMENT LODI, LLC
Address:	P.O. Box 22129
New York, New York 10087-2129

Security Deposit:	$8,767.85 (“Security Deposit”).

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Allowance:	See Schedule “F” attached hereto.

Guarantor:	The OLB Group, Inc.

Notices:	Tenant’s Address for Notices prior to the Commencement Date:

Evance, Inc.
200 Park Avenue, Suite 1700
New York, New York 10166
Attn: Mr. Ronny Yakov

With a copy to:

J. Carole Thompson Hord
Schreeder, Wheeler & Flint, LLP
1100 Peachtree Street, Ne
Suite 800
Atlanta, GA 30309-4516

Tenant’s Address for Notices after the Commencement Date:

The Leased Premises

With a copy to:

Evance, Inc.
200 Park Avenue, Suite 1700
New York, New York 10166
Attn: Mr. Ronny Yakov

AND

J. Carole Thompson Hord
Schreeder, Wheeler & Flint, LLP
1100 Peachtree Street, Ne
Suite 800
Atlanta, GA 30309-4516

Landlord’s Address for Notices:

PERGAMENT LODI, LLC
c/o Lincoln Property Company
3405 Piedmont Road, NE
Suite 450
Atlanta, Georgia 30305
Attn: _________________________

Brokers:	Tenant’s Real Estate Broker: None

Landlord’s Real Estate Broker: Newmark Knight Frank

Certain of the information relating to the Lease, including certain definitions and many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the “BLI Rider”). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control.

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IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider and the Lease as of the dates below their names. In consideration of the rents, covenants and agreements hereinafter reserved and contained, Landlord and Tenant hereby agree to all of the terms of this BLI Rider together with the Lease (including its Schedules and Exhibits) following their signatures. Capitalized terms used in the Lease shall have the same meanings as defined in this BLI Rider unless otherwise expressly provided in the Lease.

WITNESSES (Sign and Print Name):		LANDLORD:

Sign:	/s/ Keith Lipstein	PERGAMENT LODI, LLC,
Print:	Keith Lipstein	a New Jersey limited liability company

Sign:		By:	/s/ Bruce D. Pergament
Print:		Name:	Bruce Pergament
(As to Landlord)		Title:	Manager

ATTEST (Sign and Print Name):		TENANT:

Sign:	/s/ Matthew Kepke	EVANCE, INC.,
Print:	Matthew Kepke	a Delaware corporation

Sign:		By:	/s/ Ronny Yakov
Print:		Name:	Ronny Yakov
(As to Tenant) [SEAL]		Title:	Chief Executive Officer

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1. LEASED PREMISES

Leased Premises

(a) Landlord does hereby demise and lease to Tenant and Tenant does hereby rent and lease from Landlord the Leased Premises (excluding the roof and the exterior surfaces of the exterior walls thereof) for the Term, subject to all of the terms and conditions of this Lease.

License to Use Common Areas and Facilities

(b) During the Term, Tenant and its employees and invitees, shall have the non-exclusive right, in common with other tenants, occupants and users of the Property, to use the Common Areas and Facilities (as defined below) of the Property. Tenant acknowledges and agrees that the non-exclusive use right granted to Tenant and its employees and invitees in and to the Common Areas and Facilities is being granted subject to all of the terms, conditions and restrictions set forth in this Lease. As used in this Lease, “Common Areas and Facilities” mean those areas and facilities which may be designated by Landlord from time to time in or about the Property for the general use in common by all tenants, occupants and users of the Property and shall include, without limitation, driveways, truckways, entrances, lobbies, exits, loading docks, pedestrian sidewalks, ramps, exterior (and interior) stairways, elevators, parking areas, landscaped areas, and lighting facilities. In addition, although the roof of the Building is not literally part of the Common Areas and Facilities available for use by all tenants, occupants and users of the Property, it will be deemed to be so included for purposes of Landlord’s ability to prescribe rules and regulations regarding same and its inclusion for purposes of Operating Costs (as defined in Schedule “D” attached hereto) reimbursements. Notwithstanding anything herein to the contrary, Tenant shall not utilize any parking spaces other than the unreserved Permitted Number of Parking Spaces, and such use shall be on an unassigned, “first come-first served” basis during the Term, except that Tenant shall have two reserved parking spaces as set forth in the Basic Lease Information Rider. Tenant and its employees and invitees shall not park in any spaces reserved for another tenant and clearly marked for reserved use. Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle. Tenant’s right to use the parking facilities pursuant to this Lease are subject to the following conditions: (i) Landlord has no obligation to provide a parking attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, Tenant hereby agreeing to bear the risk of loss for same; and (ii) if and when so requested by Landlord, Tenant shall furnish Landlord with the license plate numbers of any vehicles of Tenant and its employees and invitees using the parking facilities. Notwithstanding anything to the contrary herein, Landlord shall not be entitled to charge any additional fees for any parking at the Building during the initial Term of this Lease.

Relocation of Leased Premises

(c) Landlord shall have the right at any time upon one hundred twenty (120) days’ written notice (the “Notice of Relocation”) to relocate the Tenant to other premises in the Building (the “Relocated Premises”) and the following terms and conditions shall be applicable:

(i) within thirty (30) days after Tenant’s receipt of a Notice of Relocation, Tenant may terminate this Lease without penalty effective on or before the proposed relocation date by providing Landlord written notice of such early termination and Tenant must vacate the Premises on or before ninety (90) days from the date of the Notice of Relocation;

(ii) prior to commencing the relocation move, Landlord must obtain Tenant’s written consent to the Relocated Premises, such consent not to be unreasonably withheld, wherein a failure to reach agreement on the Relocated Premises, each party being reasonable and acting in good faith, may result in early termination as provided in paragraph (i) above;

(iii) the Relocated Premises shall contain approximately the same as, or greater Rentable Area than, the Leased Premises;

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(iv) Landlord shall provide at its expense leasehold improvements in the Relocated Premises equal to the standards of the Leasehold Improvements in the Leased Premises as of the date of the Notice of Relocation, including those changes, improvements or alterations made by Tenant;

(v) Landlord shall pay for the reasonable moving and re-installation costs (if any) from the Leased Premises to the Relocated Premises of Tenant’s moveable trade fixtures, equipment and furnishings;

(vi) as compensation for all other costs, expenses and damages which Tenant may suffer or incur in connection with the relocation including disruption and loss of business, Basic Rent and Additional Rent for the Relocated Premises for the period of the first one (1) month of occupancy shall abate;

(vii) during the remaining Term of this Lease but not including any renewals of the Lease, the Basic Rent and Tenant’s Proportionate Share of Additional Rent for the Relocated Premises shall be no greater than the Basic Rent and Tenant’s Proportionate Share of Additional Rent for the Leased Premises, notwithstanding the Relocated Premises may contain a greater Rentable Area and if the Relocated Premises is smaller, the Basic Rent and Tenant’s Proportionate Share of Additional Rent shall be adjusted accordingly;

(viii) all other terms and conditions of this Lease shall apply to the Relocated Premises except as are inconsistent with the terms and conditions of this sub-paragraph; and

(ix) Tenant agrees to execute an acceptable lease amendment to give effect to the relocation if Tenant agrees to the Relocated Premises as provided above.

2. TERM

Term

(a) This Lease is effective as of the Effective Date, but the Term of this Lease does not commence until the Commencement Date. In the event the Commencement Date is not the first day of the month, the Lease Term shall be extended by so many days as to allow for the Term to end on the last day of the month in which the eighty-eighth (88th) anniversary of the Commencement Date falls.

Delay in Occupancy	(b) Intentionally omitted.

Holdover	(c) If, at the expiration of the Term or sooner termination hereof, Tenant shall remain in possession of the Leased Premises (or any portion thereof) without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but Tenant shall be deemed to be a monthly tenant only, at the holdover rate of 150% of the monthly Basic Rent due for the Lease Year in which the Term expired or this Lease was earlier terminated, payable monthly in advance to Landlord plus all Additional Rent (as hereinafter defined) due for such period, and otherwise upon and subject to the same terms and conditions as herein contained, excluding, however, any options (defined for purposes of this Section 2(c) only as any: (x) right or option of Tenant to (i) extend or renew the Term, (ii) expand or contract the Leased Premises or (iii) relocate within the Building; and (y) rights of first refusal or first offer or notice (or similar rights) with respect to the lease of other space in the Building or the purchase of any portion of the Building or the Property), inducements or leasehold improvement allowances contained herein, and nothing, including the acceptance of any Rent by Landlord, for periods other than monthly periods, shall extend this Lease to the contrary. Tenant hereby authorizes Landlord to apply any moneys received from Tenant in payment of such monthly holdover Rent. Further, in the event that Tenant remains in possession of the Leased Premises (or any portion thereof) after the expiration or earlier termination of this Lease, without Landlord’s written consent, then Tenant will indemnify Landlord against all damages, costs, expenses, losses and liabilities (including without limitation all reasonable attorneys’ fees and costs) resulting from any delay in Tenant’s surrendering the entire Leased Premises to Landlord in the condition required hereunder upon the expiration or earlier termination of this Lease, including, without limitation, claims made by any succeeding tenants founded on such delay. Notwithstanding anything herein to the contrary, in the event that Tenant shall holdover after the expiration or earlier termination of the Term and Landlord shall desire to regain possession of the Leased Premises promptly at said expiration or earlier termination of the Term, then Landlord, at its sole option, and not in lieu of any other remedies available to Landlord hereunder or at law or in equity, may forthwith re-enter and take possession of the Leased Premises ten (10) days after making written demand for possession to Tenant without process, or by any legal process in force, and TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL NOTICES TO CURE OR VACATE OR TO QUIT THE LEASED PREMISES PROVIDED BY CURRENT OR FUTURE LAW (except for those notices specifically outlined in this Lease or not waivable by law). Nothing in this paragraph shall be construed as giving Tenant the right to holdover beyond expiration or earlier termination of the Term.

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3. RENT

Basic Rent	(a) Tenant shall without demand, notice, deduction or right of offset, except as expressly set forth herein, pay to Landlord for every year during the Term the Basic Rent set forth in the BLI Rider, subject to the Abatement. Payments of Basic Rent shall be made in the equal monthly installments set forth in the BLI Rider, each in advance on the first day of each month during the Term, commencing on the Commencement Date, subject to the Abatement.

Additional Rent	(b) Tenant shall without demand, notice, deduction or right of offset pay to Landlord, as additional rent, for every year during the Term the amounts required to be paid by Tenant to Landlord pursuant to the provisions of Schedules “C” and “D” attached hereto. For purposes of this Lease, “Additional Rent” shall mean those amounts required to be paid by Tenant to Landlord pursuant to the provisions of Schedules “C” and “D” and any other sums (except for Basic Rent) required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

Payment – Additional Rent	(c) Commencing on January 1, 2021 and thereafter, Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months (“Fiscal Period”), which shall be a calendar year. Payments of Additional Rent shall be made in equal monthly installments, each in advance on the first day of each month during the Term, commencing on the Commencement Date. Landlord shall advise Tenant in writing of Landlord’s estimate of the Additional Rent to be payable by Tenant during each Fiscal Period (or portion thereof, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) during the Term. Such estimate shall in every case be a reasonable estimate and shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by Tenant for each Fiscal Period shall be based on Landlord’s estimate as aforesaid and paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder. From time to time, Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period (or portion thereof), in which case Landlord shall advise Tenant in writing of such re-estimate which shall be accompanied by an explanation of the manner in which it was calculated and reason for the re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period (or portion thereof). After the end of each such Fiscal Period (or portion thereof), Landlord shall provide Tenant with a statement of the actual Additional Rent payable in respect of such Fiscal Period (or portion thereof) and a calculation of the amounts by which the Additional Rent payable by Tenant exceeds or is less than (as the case may be) the aggregate installments paid by Tenant on account of Additional Rent for such Fiscal Period (or portion thereof) (the “Annual Reconciliation”). Within thirty (30) days after the submission of such statement either Tenant shall pay to Landlord any amount by which the amount found payable by Tenant with respect to such Fiscal Period (or portion thereof) exceeds the aggregate of the monthly payments made by Tenant on account thereof during such Fiscal Period (or portion thereof), or Landlord shall pay to Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments. Where the calculation of Additional Rent for a period cannot be determined until after the termination or expiration of this Lease, the obligation of Tenant to pay Additional Rent for the period prior to termination or expiration of this Lease shall survive said termination or expiration and Additional Rent for such period shall be payable by Tenant upon demand by Landlord.

Rent	(d) For purposes of this Lease, “Rent” means all amounts required to be paid by Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent. Rent shall be payable in lawful money of the United States of America to Landlord (or such other party designated by Landlord from time to time) as and when due under this Lease at the Rent Payment Address set forth in the BLI Rider (or such other address as Landlord may designate from time to time). No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge or interest assessed against Tenant hereunder. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations, except as expressly set forth herein. If the Term commences or expires on any day other than the first or the last day of a calendar month, Rent for such fraction of a month shall be apportioned and adjusted based on the number of days in said month. If the Commencement Date does not occur on the first day of a calendar month, then Rent for the first partial month shall be payable on the Commencement Date. Notwithstanding anything herein to the contrary, payment of Basic Rent and Additional Rent for the first full calendar month of the Term shall be paid by Tenant to Landlord simultaneously with the execution and delivery of this Lease by Tenant to Landlord.

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Late Rent

(e) Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Basic Rent or Additional Rent is not received by Landlord on or before the fifth (5th) day of the month, or if any payment due to Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, then a late charge equal to seven percent (7%) of such past due amount shall be immediately due and payable hereunder, and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of one and one-ha1f (l.5%) percent per month (annual percentage rate = 18%), or the highest rate permitted by applicable law. Notwithstanding the foregoing, Tenant shall not be required to pay any late charge or interest on the first late payment of Rent in any consecutive twelve (12) month period, provided Tenant cures such failure to pay within five (5) days after receipt of written notice from Landlord of such failure.

Limitations

(f) The Annual Reconciliation submitted to Tenant under or pursuant to this Lease shall be binding on Tenant and deemed to be accepted by it and shall not be subject to objection by Tenant for any reason unless Tenant gives written notice (the “Dispute Notice”) to Landlord within sixty (60) days of Landlord’s submission of such Annual Reconciliation in dispute and setting out in reasonable detail the reason why such statement, document or writing is in error or otherwise should not be binding on Tenant or that Tenant has not been provided with sufficient information in order to determine the accuracy of the Annual Reconciliation. Upon receipt of the Dispute Notice, Landlord agrees to work in good faith and to provide Tenant with sufficient documentation for Tenant to understand the basis for the Annual Reconciliation amounts. If Tenant disputes the amount of the Additional Rent as aforesaid (as opposed to the inclusion of certain charges), and if such dispute is not resolved within thirty (30) days after Tenant delivers the Dispute Notice to Landlord, then Landlord shall cause an audited statement of Additional Rent to be prepared by an independent nationally recognized firm of certified public accountants. Tenant shall pay to Landlord the full amount of Additional Rent demanded by Landlord as a condition precedent to Tenant’s filing of a Dispute Notice and Landlord’s willingness to cause an audited statement of Additional Rent to be prepared by the accountants. The audited statement of Additional Rent as prepared by such accountants shall be final and binding upon the parties hereto, and within fifteen (15) days after delivery of such statement of Additional Rent to the parties by such accountants, Landlord and Tenant shall readjust Additional Rent as contemplated by Section 3(c) above. The cost of preparation of such audited statement shall be paid by Tenant to Landlord within fifteen (15) days after demand by Landlord, however, Tenant shall not be responsible to pay such costs if the amount of Additional Rent payable by Tenant as set forth in such audited statement is at least five percent (5%) less than the amount of Additional Rent demanded by Landlord in accordance with the statement delivered to Tenant pursuant to Section 3(c) above. Any dispute shall be limited to the most recent Additional Rent billing. There shall be no dispute permitted for any Additional Rent billing beyond the-then current billing.

4. SECURITY DEPOSIT

Security Deposit	(a) Simultaneously with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the Security Deposit as set forth in the BLI to Landlord to stand as security for the payment by Tenant of any and all present and future debts and liabilities of Tenant to Landlord and for the performance by Tenant of all of its obligations arising under or in connection with this Lease (the “Debts, Liabilities and Obligations”). Landlord shall not be required to keep the Security Deposit separate from its general funds, and no interest shall accrue on such monies. In the event of Landlord disposing of its interest in this Lease, Landlord shall credit the Security Deposit to its successor and thereupon shall have no liability to Tenant to repay the Security Deposit to Tenant, provided the successor assumes the Landlord’s obligations under the Lease. Subject to the foregoing and to Tenant not being in default under this Lease, Landlord shall repay the Security Deposit to Tenant without interest at the end of the Term or sooner termination of this Lease provided that all Debts, Liabilities and Obligations of Tenant to Landlord are paid and performed in full, failing which Landlord may on notice to Tenant elect to retain the Security Deposit and to apply it in reduction of the Debts, Liabilities and Obligations and Tenant shall remain fully liable Landlord for payment and performance of the remaining Debts, Liabilities and Obligations.

(b) If an Event of Default shall occur, or if Tenant fails to maintain the Leased Premises in the condition required by this Lease, Landlord shall have the right, without prejudice to any other remedy of Landlord, to apply all or any portion of the Security Deposit toward the cure of such Event of Default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the expiration or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount.

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5. GENERAL COVENANTS

Landlord’s Covenants	(a) Landlord covenants with Tenant:

(i) upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term without hindrance by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease and all matters of public record; and

(ii) to observe and perform all the covenants and obligations of Landlord herein.

(iii) that no encumbrances, covenants, restrictions easements or agreements, now or hereafter affecting the Leased Premises or Building, or by which the Leased Premises or Building is bound contains any language which in any way affects or restricts the use of the Leased Premises as set forth herein.

Tenant’s Covenants	(b) Tenant covenants with Landlord:

(i) to pay Rent as and when due; and

(ii) to observe and perform all the covenants and obligations of Tenant herein.

6. USE AND OCCUPANCY

Use	Tenant covenants with Landlord:

(a) not to use the Leased Premises for any purpose other than for general administrative office (the “Permitted Use”), and for no other use or purpose whatsoever, and Tenant shall ensure that such use shall be consistent with the character of the Property and compatible with the other uses of the Property;

Waste	(b) not to commit, or permit persons under its control to commit, any waste, injury or damage to the Leased Premises including the Leasehold Improvements and any trade fixtures therein;

Nuisance, etc.	(c) not to cause or permit persons under its control to cause anything upon or in respect of the Leased Premises any nuisance or menace to Landlord, other tenants of the Property or occupants of adjoining and/or neighboring lands and premises. Without limiting the foregoing, neither Tenant nor persons under its control shall: keep in, on or around the Leased Premises any animals, birds or other pets other than legally authorized assistance animals; or permit vibration, noise, odors, fumes, dust or vapors to be experienced outside of the Leased Premises; or engage in indecent or pornographic matters. Tenant shall conduct its business and control its employees and invitees so as not to create any nuisance or unreasonably interfere with other tenants or users of the Property or with Landlord in its management of the Property.

Overloading of Floors	(d) not to bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of Landlord, acting reasonably, damage the Leased Premises or the Building or overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises or the Building by any machinery, equipment, article or thing or by overloading, or by any act, neglect or misuse on the part of Tenant, or any of its servants, agents, employees, contractors, invitees or by any person having business with Tenant, Tenant shall, at Landlord’s option, either repair the damage or reimburse Landlord for the cost of repairing the damage and remove such machinery, equipment, article or thing or cause the floor to be re-enforced in a manner acceptable to Landlord at Tenant’s cost and expense;

Overloading of Facilities	(e) not to install or use any equipment which would exceed or overload the capacity of the utility facilities servicing the Leased Premises or the Building, and Tenant agrees that if any equipment installed or used by Tenant shall require additional utility facilities, then the insta1lation of such additional utility facilities, if available, shall be subject to Landlord’s prior written approval (which approval may be withheld in Landlord’s sole and absolute discretion), and if approved by Landlord shall be installed at Tenant’s sole cost and expense in accordance with plans and specifications approved by Landlord;

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Population Density	(f) The population density within the Leased Premises as a whole shall at no time exceed one person for every 200 rentable square feet in the Leased Premises. Tenant shall not use any substantial portion of the Leased Premises for a “call center”, any other telemarketing use, or any credit processing use.

Plumbing Facilities	(g) not to use the plumbing facilities (if any) in the Leased Premises or in the Common Areas and Facilities of the Property for any other purpose than that for which they are designed, and no sweepings, rubbish, rags or other unsuitable material of any kind shall be thrown therein; and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, payable to Landlord on demand;

Refuse	(h) not to use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises or the Property, and will at all times keep the Leased Premises in a reasonably clean and tidy condition;

Compliance with Law	(i) to comply at its own expense with all governmental laws, regulations and requirements from time to time that pertain to (i) the Leased Premises or the occupation and use thereof, (ii) the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of Tenant therein and (iii) the making by Tenant of any repairs, replacements, alterations, additions, changes or improvements therein. Tenant’s obligation to comply with the foregoing shall exclude structural alterations or replacements to the Building shell unless such alterations or repairs are necessitated by Tenant’s particular use of the Leased Premises including without limitation alterations made by or on behalf of Tenant. Landlord shall perform all structural alterations or replacements to the Building shell, the roof and sub-floors as required by governmental laws, regulations and requirements except for any such alterations or replacements for which Tenant is responsible pursuant to the immediately preceding sentence;

Environmental Compliance	(j) To comply with requirements imposed on Tenant pursuant to Schedule “E1” attached to this Lease;

Rules and Regulations	(k) to observe and perform, and to cause its employees, agents, contractors, invitees and others over whom Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule “E” hereto, and such further and other reasonable rules and regulations and amendments and additions thereto as may hereafter be made by Landlord and notified in writing to Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non-enforcement or otherwise. Notwithstanding the foregoing, Landlord agrees that it will not unreasonably discriminate against Tenant in the enforcement of such Rules and Regulations;

Insurance Risks	(l) not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased Landlord’s cost of insurance or the costs of insurance of another tenant of the Property against perils as to which Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation; and

Signs	(m) not to erect or install any exterior or interior window or door signs or advertising media or window or door lettering, or any signs, placards or advertising on the exterior of the Leased Premises or within the Leased Premises that can be viewed from outside of the Leased Premises without the prior written consent of Landlord (which may be withheld by Landlord is its sole and absolute discretion). Any sign(s) or other matter which Tenant may install in or about the Leased Premises with the approval of Landlord shall be maintained in good condition and in compliance with applicable laws, and shall be removed at the expiration or earlier termination of the Term, and Tenant shall restore the area where the sign or other matter was mounted to its original condition prior to such installation.

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7. ASSIGNMENT AND SUB-LETTING

No Assignment and Subletting	(a) Tenant covenants that it will not assign this Lease or sublet all or any part of the Leased Premises or mortgage or encumber its interest in this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others (each of which is a “Transfer”) in whole or in part without the prior written consent of Landlord, which consent Landlord covenants not to withhold unreasonably (i) as to any assignee, subtenant or occupant (each of which is a “Transferee”) who is in a satisfactory financial condition, agrees to use the Leased Premises for the Permitted Use and is otherwise satisfactory to Landlord, and (ii) as to any portion of the Leased Premises which, in Landlord’s sole judgment, is a proper and rational division of the Leased Premises, subject to Landlord’s right of termination arising under Section 7(b) below. Notwithstanding anything herein to the contrary, Landlord may withhold its consent in its sole and absolute discretion to: (A) a proposed sublessee or assignee which intends to operate in the Leased Premises: (1) a school or classroom facility use; (2) a training institute; or (3) a doctor’s office or medical facility; (B) an entity which can defend a lawsuit on the basis of sovereign immunity; or (C) any governmental or quasi-governmental entity. The foregoing prohibition against a Transfer shall be construed to include a prohibition against any Transfer by operation of law.

Notwithstanding anything to the contrary contained herein and provided Tenant gives Landlord fifteen (15) days prior written notice, Tenant shall be entitled to assign this Lease or sublet the Leased Premises to any of the following entities (each of which is a “Controlled Tenant”): (i) resulting from the merger of the original1y named Tenant with, or acquisition (including all or substantially all of the assets) by or of, another company, provided such Controlled Tenant shall have a tangible net worth not less than the tangible net worth of Tenant as of the date of this Lease; or (ii) any company that is and remains throughout the Term an affiliate of Tenant. As used in the immediately preceding sentence, an “affiliate” is a company that controls Tenant, is controlled by Tenant or which is controlled by a company that likewise controls Tenant. In connection with any such assignment, Tenant shall cause the Controlled Tenant to execute and deliver to Landlord an agreement whereby the Controlled Tenant agrees to assume all of the obligations of Tenant under this Lease and to be bound by all the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant hereunder. Together with its required notice to Landlord regarding the proposed transfer to a Controlled Tenant, Tenant shall provide Landlord with supporting documentation confirming to Landlord’s reasonable satisfaction that the transferee is; in fact, a Controlled Tenant. Notwithstanding the foregoing, in no event shall Tenant be released from liability for the obligations under this Lease upon a transfer to a Controlled Tenant, unless the Controlled Tenant meets Landlord’s reasonable credit requirements and assumes all of Tenant’s obligations under the Lease.

Assignment or Subletting Procedures	(b) Tenant shall not affect a Transfer (other than a Transfer to a Controlled Tenant) unless it shall have first requested and obtained the written consent of Landlord thereto. Any request for consent to a Transfer shall be in writing and accompanied by a copy of the offer certified by Tenant to be true and complete (“Transfer Request”), and Tenant shall furnish to Landlord all information available to Tenant and requested by Landlord as to the responsibility, financial standing and business of the proposed Transferee. Notwithstanding anything herein to the contrary, within fifteen (15) days after the receipt by Landlord of such request for consent and of all information which Landlord shall have requested hereunder, Landlord shall have the right, but not the obligation, to terminate this Lease upon delivering written notice to Tenant, if the request from Tenant is to Transfer this Lease or the whole of the Leased Premises, or if the request from Tenant is to Transfer a part of the Leased Premises only, then Landlord can terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in said written notice of termination, which termination date shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice. If Landlord elects to send such termination notice, Tenant shall have thirty (30) days to withdraw the Transfer Request and continue with the Lease. If Tenant does not withdraw the Transfer Request, Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with the terms of this Lease by the date set forth in such notice of termination, and Basic Rent and Additional Rent shall be apportioned and paid as of the later of the termination date or the date of surrender and, if only a part of the Leased Premises is to be surrendered, then Basic Rent and Additional Rent shall after the later of the termination date or date of surrender abate proportionately. If Landlord consents to a request for Transfer, Tenant shall affect the Transfer substantially upon the terms set out in the offer submitted to and approved by Landlord and not otherwise. Any consent shall be given without prejudice Landlord’s rights under this Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfers. Landlord’s right to recapture the Leased Premises as set forth in this Paragraph shall be inapplicable to a Transfer to a Controlled Tenant.

Excess Transfer Rent	(c) Intentionally deleted.

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Assumption of Obligations

(d) No Transfer shall be effective unless the Transferee shall execute an agreement on Landlord’s form, assuming all the obligations of Tenant hereunder, and shall have paid to Landlord a processing fee of $500.00 together with Landlord’s reasonable out-of-pocket expenses in connection with legal and other consultants.

Tenant’s Continuing Obligations

(e) Notwithstanding anything in this Lease to the contrary, Tenant agrees that any consent to a Transfer shall not thereby release Tenant of its obligations hereunder, and Tenant shall remain primarily liable hereunder for the obligations of Tenant until the expiration or earlier termination of the Term.

Change of Control	(t) If Tenant at any time is a corporation, partnership or limited liability company, it is acknowledged and agreed that the transfer or issuance of any capital stock of the corporation, partnership interests of the partnership or membership interests of the limited liability company, sufficient to transfer effective voting control of the entity in question to other than the shareholder(s), stockholder(s), partners or members having effective voting control of said entity immediately prior to such transfer or issuance, shall be deemed for all purposes of this Section 7 to be a Transfer and accordingly, a violation of this Section 7 respecting assignment of this Lease unless the prior written consent of Landlord is first obtained, which consent shall not be unreasonably withheld, and Landlord shall have all of the same rights in respect thereof as though any such transfer or issuing of shares, partnership interest or membership interest or proposed transferring or issuing of shares, partnership interest or membership interest were a Transfer. Landlord shall have access at all times to the stock ledger of Tenant (or such other documents as may be necessary to evidence or document such change in control), and Tenant shall make the same available to Landlord or its representatives upon request, for inspection and copying at all times in order for Landlord to ascertain whether or not there has at any time during the Term been a transfer or issuing of shares, partnership interest or membership interest sufficient to constitute a change in the effective voting control of Tenant. This Section 7(f) shall not apply to Tenant if and for so long as Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in the United States.

(g) Notwithstanding anything in this Lease to the contrary, Tenant shall not be permitted without the written consent of Landlord to effect a Transfer to any tenant currently occupying space in the Property or any prospective tenant that Landlord is then negotiating with or had negotiated with within six (6) months of Tenant’s request for consent to a Transfer.

8. REPAIR AND DAMAGE

Landlord’s Repairs to Property	(a) (i) Landlord covenants with Tenant:

(A) to keep in a good and reasonable state of repair and decoration the Common Areas and Facilities, the Building (excluding the Leased Premises and premises of other tenants) and the exterior portions of the Building (including foundations, walls and roof) and other structures from time to time forming a part of the Property and affecting its general appearance; and

(B) to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in Building standard demising walls within the Leased Premises, structural elements of the Leased Premises and standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally (if and to the extent that such defects are sufficient to impair Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease). Landlord shall in no event be required to make repairs or replacements to Leasehold Improvements within the Leased Premises made by Tenant, or by Landlord on behalf of Tenant or a prior tenant, or to make repairs to wear and tear within the Leased Premises.

(ii) Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of Tenant or any employee, agent, contractor or invitee of Tenant, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost thereof. Landlord agrees to take reasonable steps to limit any inconvenience to Tenant by virtue of performing its obligations hereunder. Landlord shall provide Tenant with reasonable notice in the event it requires to do work within the Premises, unless the work is the result of an emergency involving imminent damage to persons or property. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Leased Premises pursuant to Landlord’s rights and obligations under this Lease.

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(iii) The cost of any repairs or replacements made by Landlord hereunder shall be included in Operating Costs, subject to the terms and limitations set forth on Schedule “D” attached hereto.

Tenant’s Repairs to Leased Premises

(b) Tenant shall, at its sole cost and expense and at all times throughout the Term (except insofar as the obligation to repair rests upon Landlord pursuant to the provisions of Section 8(a)(i) above), keep and maintain in good order, repair (including making replacements, as necessary) the whole of the Leased Premises and every part thereof (including without limitation all Leasehold Improvements, systems and facilities located therein that solely serve the Premises), reasonable wear and tear and damage due to casualty excepted. Additionally, Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain in good order, repair (including making replacements, as necessary) any utility, mechanical and other equipment and/or installations located outside the Leased Premises that are solely for the benefit of Tenant’s use of the Leased Premises.

Entry by Landlord

(c) Landlord and its agents shall be entitled at all reasonable times during the Term to enter the Leased Premises to inspect the condition thereof upon giving prior verbal notice (however no notice shall be required in case of emergency involving imminent damage to persons or property). Where an inspection reveals that repairs or replacements are necessary and such repairs or replacements are the obligation of Tenant hereunder, Landlord shall give Tenant written notice thereof, and promptly thereafter Tenant will proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the reasonable satisfaction of Landlord, so as to complete same within a reasonable time-frame under the circumstances. The failure by Landlord to give notice shall not relieve Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. If Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of Landlord as required pursuant to this Section 8(c), Landlord may, but shall not be obligated to, make such repairs or replacements without liability to Tenant for any loss or damage which may occur to Tenant’s property or to Tenant’s business by reason thereof and upon completion, Tenant shall pay upon demand Landlord’s out-of-pocket actual cost for making any such repairs or replacements plus an administrative charge in an amount equal to ten percent (10%) of the cost thereof. Tenant agrees that the making of any repairs or replacements by Landlord pursuant to this subsection 8(c) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease. Except in case of emergency involving imminent damage to persons or property, Landlord agrees to make commercially reasonable efforts to perform such repairs in the Leased Premises in a manner that will prevent unreasonable interference with Tenant’s business; provided, however, this shall not be construed to require Landlord to perform repairs during Tenant’s non-business hours or on weekends.

Notice by Tenant

(d) Tenant shall, when it becomes aware of same, or when Tenant, acting reasonably, should have become aware of same, notify Landlord of any damage to, or deficiency or defect in any part of the Leased Premises or other portion of the Property, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that Landlord may have no obligation with respect to same.

Damage and Destruction	(e) It is agreed between Landlord and Tenant that:

(i) if the Leased Premises or Property are damaged by fire or other casualty and if the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by Tenant for the purposes of its business for any period of time in excess of ten (10) consecutive days, then

(A) unless the damage was caused by the fault or negligence of Tenant or its employees, agents, contractors, invitees or others under its control, from the date of occurrence of the damage until Landlord has completed the repairs required of Landlord hereunder, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises damaged and not reasonably capable of use and occupancy and which in fact are not used by Tenant, and

(B) unless this Lease is terminated as hereinafter provided, Landlord and/or Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in Sections 8(a) and 8(b) above) shall repair such damage with all reasonable diligence;

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(ii) if the Premises or Property are damaged by fire or other casualty and the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of Landlord, the damage cannot be repaired with reasonable diligence within one hundred fifty (150) days from the occurrence of the damage, or if the damage is not covered by Landlord’s property insurance, or if Landlord’s lender requires that applicable insurance proceeds be applied to its loan rather than being used for reconstruction, or if said damage or destruction occurs within the last twelve (12) months of the Term, then in any of the foregoing events Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to Tenant. Upon Landlord giving such notice, this Lease shall be terminated as of the date of the damage, Tenant shall vacate and surrender the Leased Premises as otherwise required by this Lease on expiration of the Term and the Rent and all other payments for which Tenant is liable under the terms of this Lease shall be apportioned and paid full to the date of the damage;

(iii) Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this subsection requires Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services to those in the Building prior to the damage;

(iv) if premises whether of Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of Landlord the damage cannot reasonably be repaired within one hundred fifty (150) days from the happening of the damage, or if the damage is not covered by Landlord’s property insurance, or if Landlord’s lender requires that applicable insurance proceeds be applied to its loan rather than being used for reconstruction, or if said damage or destruction occurs within the last twelve (12) months of the Term, then in any of the foregoing events Landlord may, by written notice to Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither Landlord nor Tenant shall be required to make any repairs hereunder, and Tenant shall instead deliver possession of the Leased Premises to Landlord with reasonable diligence but in any event within ninety (90) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which Tenant surrenders possession of the Leased Premises to Landlord (but subject to any abatement to which Tenant may be entitled under Section 7(e)(i)(A) above); and

(v) Notwithstanding anything herein to the contrary, in the event Landlord does not complete its required restoration of the Leased Premises within one hundred and eighty (180) days after the casualty, Tenant shall be entitled to terminate this Lease by giving Landlord written.

9. INSURANCE AND LIABILITY

Landlord’s Insurance	(a) Landlord shall take out and keep in force during the Term insurance with respect to the Property (excluding Leasehold Improvements in the Leased Premises and anything required to be insured by Tenant hereunder). The insurance to be maintained by Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of Landlord losses suffered by Landlord in its capacity as Landlord through business interruption.

Tenant’s Insurance	(b) Tenant shall, at its sole cost and expense, take out and keep in force during the Term:

(i) commercial general liability insurance on an all occurrence basis with respect to the business carried on, in or from the Leased Premises and Tenant’s use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Three Million Dollars ($3,000,000) or such other amount as Landlord may reasonably require upon not less than one (1) months’ notice at any time during the Term, which insurance shall include Landlord (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) as an additional insured and shall contain a cross liability clause protecting Landlord in respect of claims by Tenant as if Landlord were separately insured;

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(ii) “Causes of Loss - Special Form” property insurance covering the Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Leased Premises for not less than eighty percent (80%) of the full replacement cost thereof, and which insurance shall include Landlord as a loss payee as its interest may appear;

(iii) Workers’ compensation and employer’s liability insurance affording statutory coverage and containing statutory limits with the employer’s liability portion thereof to have minimum limits of $1,000,000.00;

(iv) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Sections 9(b)(i) and (ii) above and other perils commonly insured against by prudent business owners, or attributable to prevention of access to the Leased Premises for a period of at least eighteen (18) months; and

(v) insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days’ written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably satisfactory to Landlord, but in any event such insurance shall be maintained with insurance companies with a rating and financial size of not less than A-, X in the most current available “Best’s Insurance Reports”, and licensed to do business in the State in which the Property is located. Each such policy of Tenant shall: (A) be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry, (B) contain a cross liability clause, and (C) contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and the policy will not lapse or be cancelled, except after not less than thirty (30) days’ prior written notice to Landlord of the intended change, lapse or cancellation. Tenant shall furnish to Landlord, annually and if and whenever requested by Landlord, certificates (ACORD 28 only) or other evidences acceptable to Landlord as to the insurance from time to time effected by Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Leased Premises, and if Landlord reasonably concludes that the full replacement cost has been underestimated, Tenant shall arrange for any necessary increase in coverage required under this Section 9(b). If Tenant shall fail to take out, renew and keep in force the insurance required hereunder, or if the evidence of insurance submitted to Landlord is unacceptable to Landlord (or no such evidence of insurance is submitted within five (5) days after request therefor by Landlord), then Landlord may give written notice to Tenant requiring compliance with this Section 9(b) and specifying the respects in which Tenant is not then in compliance with this Section 9(b). If Tenant does not within five (5) days provide appropriate evidence of compliance with this Section 9(b), Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which Tenant shall have failed to obtain, without prejudice to any other rights of Landlord under this Lease or otherwise, and Tenant shall pay to Landlord upon demand all premiums and other reasonable expenses incurred by Landlord to obtain such additional coverage or insurance.

Limitation of Landlord’s Liability

(c) Tenant agrees that Landlord shall not be liable for any bodily injury to or death of any person, or loss or damage to any property belonging to, Tenant or its employees, agents, contractors, invitees, licensees or any other person in, on or about the Property unless resulting from the actual willful misconduct of Landlord or its own employees. In no event shall Landlord be liable for any damage, including direct, indirect, special or consequential damage, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything done or omitted by Tenant or any other tenant or user of the Property (or any of their employees, agents, contractors, customers or invitees).

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Indemnity of Landlord	(d) Except with respect to claims waived under Section 9(e), Tenant agrees to indemnify and save harmless Landlord from and against:

(i) all claims for bodily injury or death, property damage or other loss or damage arising from within the Leased Premises or the conduct of any work or any act or omission of Tenant or any Transferee, agent, employee, contractor, invitee or licensee of Tenant, and in respect of all actual costs (including, without limitation, attorneys’ fees and disbursements, through all appeals), expenses and liabilities incurred by Landlord in connection with or arising out of all such claims including without limitation the expenses of any action or proceeding pertaining thereto; and

(ii) any loss, cost (including, without limitation, attorneys’ fees and disbursements, through all appeals), expense or damage suffered by Landlord arising from any breach by Tenant of any of its covenants and obligations under this Lease.

The indemnity obligations of Tenant hereunder shall survive expiration or termination of the Term.

Waiver of Subrogation	(e) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby (i) waives any and all rights of recovery, claims, actions or causes of action against the other and their respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees for any property loss or damage that may occur to the Leased Premises or other portion of the Property, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is of the type insurable under “Causes of Loss Special Form” property insurance, irrespective of whether Landlord or Tenant actually maintains such insurance and regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees, and (ii) covenants that no insurer under any property insurance maintained by Landlord or Tenant shall hold any right of subrogation against such other party. If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party’s insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

10. EVENTS OF DEFAULT AND REMEDIES

Events of Default	(a) The occurrence of any of the following events shall be deemed an “Event of Default”:

(i) Tenant shall have failed to pay any installment of Rent or any other amount payable hereunder when due, and such failure shall continue for a period of more than ten (10) days after written notice thereof is sent to Tenant by Landlord; provided, however, if Tenant fails to pay any installment of Rent or any other amount payable hereunder when due twice in any twenty-four (24) month period, then any subsequent failure by Tenant within the next twenty-four (24) months to pay any installment of Rent or any other amount payable hereunder when due shall be deemed an Event of Default for purposes of this Lease and Tenant shall not be entitled to any notice or cure period;

(ii) Tenant shall breach any of the terms or provisions of this Lease or fail to perform or abide by Sections 10(a)(i), 10(a)(iii), 10(a)(iv), 10(a)(v), 10(a)(vi) and 10(a)(vii) herein), and such breach or failure is not cured by Tenant within fifteen (15) days after Landlord sends Tenant written notice of same; provided, however, that if such breach or failure is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within said fifteen (15) days, then Tenant shall not be in default in such instance if Tenant promptly commences its cure within said fifteen (15) day period and thereafter diligently pursues the cure to completion, except in no event shall Tenant be given more than forty-five (45) days after such initial notice in which to cure such breach or failure;

(iii) if any policy of insurance upon the Property or any part thereof from time to time effected by Landlord shall be canceled or is about to be canceled by the insurer by reason of the use or occupancy of the Leased Premises by Tenant or any assignee, sub-tenant or licensee of Tenant or anyone permitted by Tenant to be upon the Leased Premises and Tenant after receipt of notice in writing from Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv) the Leased Premises shall, without the prior written consent of Landlord, be used by any person or entity other than Tenant or a permitted Transferee or for any purpose other than the Permitted Use or by any person or entity whose occupancy is prohibited by this Lease;

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(v) the Leased Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of Landlord for fifteen (15) consecutive days or more while capable of being occupied, except in the instance of a casualty affecting the condition of the Premises or Property;

(vi) the balance of the Term of this Lease or any of the goods and chattels of Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

(vii) Tenant or any other person occupying the Leased Premises or any part thereof shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed over any of the assets of Tenant or any other person occupying the Leased Premises or any part thereof.

Landlord’s Remedies	(b) After the occurrence of an Event of Default, Landlord shall have the following rights and remedies, all of which are cumulative and not alternative and none of which are to the exclusion of any other or additional right and remedy available to Landlord at law, in equity, by statute or otherwise:

(i) to remedy or attempt to remedy any default of Tenant, and in so doing to make any payments due or alleged to be due by Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of Landlord in remedying or attempting to remedy such default (including all reasonable attorney fees and costs and Landlord’s reasonable administrative charge therefor) shall be payable by Tenant to Landlord on demand;

(ii) with respect to unpaid overdue Rent, to the payment by Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term “Rent”) thereon from the date upon which the same was due until actual payment thereof at a rate equal to the lesser of three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by Landlord’s principal bank and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

(iii) to terminate this Lease immediately by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating this Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL NOTICES (other than those notices specifically outlined in this Lease) TO CURE OR VACATE OR TO QUIT THE LEASED PREMISES PROVIDED BY CURRENT OR FUTURE LAW;

(iv) to terminate Tenant’s occupancy of the Leased Premises without terminating this Lease, in which event, Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term, even after eviction of Tenant from the Leased Premises, and thereafter enter the Leased Premises as agent of Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days’ written notice to Tenant to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-1etting the Leased Premises first to the costs incurred by Landlord in accomplishing any such re-letting (including, without limitation, brokerage commissions, attorney fees, inducements and any costs incurred to bring the Leased Premises into satisfactory condition for the subsequent tenant) and sale, and thereafter upon account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for the deficiency if any (however, Tenant shall not be entitled to any excess rent received by Landlord from such re-letting);

(v) to the payment by Tenant of the Shortfall (as defined in Schedule “F”); and

(vi) in the event of any breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION OR TO ANY NOTICE TO QUIT GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF THIS LEASE BEING TERMINATED AND/OR LANDLORD OBTAINING POSSESSION OF THE LEASED PREMISES PURSUANT TO THE PROVISIONS OF THIS SECTION.

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Payment of Rent, etc. on Termination	(c) Upon the giving by Landlord of a notice in writing terminating this Lease under Section 10(b)(iii) above, this Lease and the Term shall terminate, Tenant shall remain liable for and shall pay on demand by Landlord (i) the full amount of all Rent which would have accrued until the date on which this Lease would have expired had such termination not occurred, and any and all damages and expenses incurred by Landlord in re-entering and repossessing the Leased Premises or in making good any default of Tenant, in making any alterations to the Leased Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant, less (ii) the net proceeds of any re-letting of the Leased Premises which has occurred at the time of the aforesaid demand by Landlord to Tenant. Tenant agrees to pay Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. Landlord shall be entitled to any excess with no credit to Tenant. Landlord may, in its sole discretion, make demand on Tenant as aforesaid on any one or more occasions, and any suit brought by Landlord to enforce collection of such difference for any one (1) month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month or months. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorney’s fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

If Landlord determines that it is impracticable or extremely difficult to fix the actual damages in connection with the immediately preceding paragraph, then, as an alternative to the remedy set forth in the immediately preceding paragraph, Tenant will pay to Landlord on demand, and in addition to all accrued but unpaid Rent existing as of the date of such demand, liquidated and agreed final damages attributable to Landlord’s loss of Rent for the unexpired Term of this Lease for Tenant’s default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the present value (discounted at a rate of six percent (6%) per annum) of the excess, if any, of (i) all Rent payable under this Lease from the date of such demand for what would be the then unexpired Term of this Lease in the absence of such termination, less (ii) the then fair market rental value of the Leased Premises (as reasonably determined by Landlord after taking into consideration a reasonable period of time (which shall be deemed no less than eighteen (18) months) in which it would take to repair the Leased Premises, market and relet the Leased Premises), plus (iii) the costs of recovering the Leased Premises (including without limitation the costs incurred to take possession of any furniture or other property in the Leased Premises and to store the same or to sell or otherwise dispose of the same at public or private sale) and restoring Leased Premises to the condition required of Tenant hereunder, and all other expenses incurred by Landlord due to Tenant’s default (including without limitation reasonable attorney fees and costs), plus (iv) interest on all such sums at the highest rate permitted by law; all of which sums shall be immediately due and payable by Tenant to Landlord. If any law shall limit the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. Upon termination of this Lease and the Term, Tenant shall immediately deliver up possession of the Leased Premises to Landlord, and if Tenant fails to do so, then Landlord may after demanding possession immediately re-enter and take possession of the Leased Premises.

(d) Notwithstanding anything to the contrary contained in this Lease, only if and for so long as Landlord elects to terminate Tenant’s possession of the Leased Premises but not this Lease, Landlord shall, to the extent required by law, use commercially reasonable efforts to mitigate its damages after an Event of Default by Tenant. Landlord’s obligation to mitigate is subject to the following:

(i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to re-let the Leased Premises free of any claim of Tenant;

(ii) Landlord shall not be obligated to offer the Leased Premises to any prospective tenant when other Leased Premises in the Building suitable for that prospective tenant’s use are currently available, or will be available within the next six months;

(iii) Landlord shall not be obligated to lease the Leased Premises to a substitute tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building;

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(iv) Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

(v) Landlord shall not be obligated to enter into a lease with any proposed substitute tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner; and

(vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for use by a substitute tenant unless Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such substitute tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant’s default under this Lease).

11. ADDITIONAL PROVISIONS

Common Areas	(a) Tenant acknowledges and agrees that the Common Areas and Facilities of the Property shall at all times be subject to the exclusive management and control of Landlord. Without limiting the generality of the foregoing, Tenant specifically acknowledges and agrees that Landlord may change from time to time the dimensions and location of the Common Areas and Facilities, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Property, and Landlord may temporarily close or restrict the use of all or any part of the Common Areas and Facilities of the Property in an emergency, or for security or crowd control purposes, to facilitate tenants moving in or out of the Building, or for the purpose of making repairs, alterations or renovations. Landlord agrees not to alter such Common Areas and Facilities in any manner which would deny reasonable access to the Leased Premises. In the event of any such temporary closure or restriction of use or if changes are made to such Common Areas and Facilities by Landlord, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of Landlord’s covenant for quiet enjoyment unless Tenant is denied access to or the use of the Premises as a result of Landlord’s actions with respect to the Common Areas.

Subordination

(b) This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided the lessor, chargee, mortgagee or trustee agrees to accept this Lease and Tenant’s rights thereunder following any foreclosure if not in default; and in recognition of the foregoing Tenant agrees that it will, whenever requested, attorn to such lessor, chargee, mortgagee as a tenant upon all the terms of this Lease. Tenant agrees to execute promptly whenever requested by Landlord or by the holder of any such lease, charge, or mortgage an instrument of subordination or attornment, as the case may be, as may be required of it provided it includes a reasonable non-disturbance provision.

Certificates	(c) Within fifteen (15) days after written request by Landlord, Tenant shall execute and deliver to Landlord (and if required by Landlord, to any purchaser, lessor, chargee or mortgagee (including any trustee\or other person designated by Landlord) the following:

(i) an acknowledgement in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Landlord and Tenant, Tenant is in compliance with its obligations under the Lease, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which Landlord shall request an acknowledgement; and

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(ii) such financial information concerning Tenant and Tenant’s business operations as may be reasonably requested by Landlord, any prospective purchaser of the Property (or portion thereof including the Leased Premises) or any lessor, chargee or mortgagee.

Any financial information and any acknowledgement delivered pursuant to this Section 11(c) may be relied upon by Landlord, any prospective purchaser of the Property (or portion thereof including the Leased Premises) and any lessor, chargee or mortgagee. If Tenant shall fail to deliver the acknowledgement required by this paragraph within fifteen (15) days after Landlord has requested such acknowledgement, then in addition to any other rights and remedies available to Landlord under this Lease, Tenant shall be deemed to have certified that this Lease is in full force and effect, it is in compliance with its obligations under this Lease and that Landlord is not in default under this Lease.

Inspection of and Access to the Leased Premises

(d) Except in the case of an emergency, Landlord or its agents will have the right to enter the Leased Premises following reasonable notice to show them to prospective purchasers, lessees or mortgagees. Notice shall not be required for normal scheduled service such as janitorial. Landlord shall make reasonable efforts not to inconvenience Tenant in exercising its rights under this Section 11(d).

Delay

(e) Except as herein otherwise expressly provided, if and whenever and to the extent that either Landlord or Tenant shall be prevented, delayed or restricted in the performance of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing by reason of any of the following (“Force Majeure”):

(i) strikes or work stoppages;

(ii) being unable to obtain any material, service, utility or labor required to perform such obligation;

(iii) riots, insurrection, war, acts of God, fire or other casualty;

(iv) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such performance;

(v) inability to obtain any necessary governmental permits (including building permit) for construction of Landlord’s Work (only for purposes of this Section 11(e), “Landlord’s Work” means any work that Landlord is required to perform pursuant to Schedule “F”) within thirty (30) days after application for any reason other than Landlord having filed an incomplete application for any of such permits or having filed plans for Landlord’s Work that do not comply with applicable laws;

(vi) changes required in the scope of Landlord’s Work by any governmental authority having jurisdiction thereof; or

(vii) other unavoidable occurrence,

then the time for performance of such obligation shall be extended for the period in which such circumstances operate to prevent, delay or restrict the performance thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience or nuisance caused thereby. The provisions of this Section 11(e) shall not operate to excuse Tenant from the prompt payment of Rent and shall not operate to extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed an unavoidable occurrence. If Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out in Section 11(e)(iv), above, and to fulfill such obligation could not, in the reasonable opinion of Landlord, be completed without substantial additions to or renovations of the Property, Landlord may on sixty (60) days’ written notice to Tenant terminate this Lease.

Waiver

(f) If either Landlord or Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

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Demolition and Renovation	(g) Intentionally deleted.

Public Taking

(h) Landlord and Tenant shall cooperate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and leasehold interest and so that Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the Property is Publicly Taken, Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and Tenant shall, on the date of such Public Talking, vacate the Leased Premises and surrender the same to Landlord, with Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this Section, the words “Public Taking” shall include expropriation and condemnation and shall include a sale by Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and “Publicly Taken” shall have a corresponding meaning.

Recording of Lease

(i) Tenant agrees with Landlord not to record this Lease or any memorandum thereof in any recording office and not to register notice of this Lease in any form without the prior written consent of Landlord. If such consent is provided, such notice of Lease or memorandum shall be in such form as Landlord shall have approved and Tenant shall pay Landlord’s reasonable fee for same and all applicable transfer or recording taxes or charges. Tenant shall remove and discharge at Tenant’s expense recordation or registration of such notice or memorandum at the expiration or earlier termination of the Term, and in the event of Tenant’s failure to so remove or discharge such notice or memorandum after ten (10) days’ written notice by Landlord to Tenant, Landlord may in the name and on behalf of Tenant execute a release or discharge of such a notice or memorandum in order to remove and discharge such notice or memorandum, and for the purpose thereof, Tenant hereby irrevocably constitutes and appoints any officer of Landlord the true and lawful attorney of Tenant.

Time of the Essence	(j) Time shall be of the essence of this Lease and of every part hereof.
Lease Entire Agreement

(k) Tenant and Landlord acknowledge that there are no covenants representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in the BLI Rider, this Lease and Schedules attached hereto and that the BLI Rider, this Lease and such Schedules constitute the entire agreement between Landlord and Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by Landlord and Tenant.

Notices

(l) Any notice, document or writing required or contemplated by any provision of this Lease shall be given in writing and if to Landlord, either delivered personally to an officer of Landlord or sent United States Postal Service certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier regularly providing proof of delivery, addressed to Landlord at Landlord’s Address set forth in the BLI Rider, and if to Tenant, sent United States Postal Service certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier regularly providing proof of delivery, addressed to Tenant at Tenant’s Address set forth above and will be deemed to have been given if mailed as aforesaid, upon the earlier of receipt or the third (3rd) day after being mailed. Landlord may from time to time by notice in writing to Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. Tenant may, if an address of Tenant is shown in the BLI Rider (other than the Leased Premises), from time to time by notice in writing to Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed.

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Interpretation

(m) In this Lease, “herein”, “hereof”, “hereby”, “hereunder”, “hereto”, “hereinafter” and similar expressions refer to this Lease and not to any particular section, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate section hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. In the event any language is deleted from this Lease, said language shall be deemed to have never appeared and no other implication shall be drawn therefrom. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease; therefore, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant. Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

Extent of Lease Obligations

(n) Subject to Section 7 hereof, this Lease and everything herein contained shall inure to the benefit of and be binding upon the respective permitted heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the permitted heirs, executors, administrators, successors, assigns and other legal representatives of such party. The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. If two or more persons or entities shall sign this Lease as Tenant, the liability of each such person or entity to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease.

Use and Occupancy Prior to Term

(o) If Tenant shall for any reason use or occupy the Leased Premises (or any portion thereof) in any way prior to the Commencement Date without there being an existing lease between Landlord and Tenant under which Tenant has occupied the Leased Premises, then during such prior use or occupancy Tenant shall be a Tenant of Landlord and shall be subject to the same covenants and agreements in this Lease mutatis mutandis.

Limitation on Landlord Liability

(p) NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE TOTAL LIABILITY OF LANDLORD ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER AND/OR TENANT’S USE OF THE LEASED PREMISES, SHALL BE LIMITED TO THE ESTATE OF LANDLORD IN THE PROPERTY AND THE PROCEEDS AND RENT FROM THE SAME. NO OTHER PROPERTY OR ASSET OF LANDLORD OR ANY PARTNER OR OWNER OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEMENT PROCEEDINGS OR OTHER JUDICIAL PROCESS FOR THE SATISFACTION OF ANY JUDGMENT OR ANY OTHER RIGHT OR REMEDY OF TENANT ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER AND/OR TENANT’S USE OF THE LEASED PREMISES. THE TERM “LANDLORD” IN THIS LEASE INCLUDES LANDLORD EXECUTING THIS LEASE AS WELL AS ITS SUCCESSORS AND ASSIGNS, EACH OF WHICH SHALL HAVE THE SAME RIGHTS, REMEDIES, POWERS, AUTHORITIES AND PRIVILEGES AS IT WOULD HAVE HAD IT ORIGINALLY SIGNED THIS LEASE AS LANDLORD. TENANT SHALL LOOK SOLELY TO LANDLORD’S SUCCESSOR IN INTEREST FOR THE PERFORMANCE OF THE COVENANTS AND OBLIGATIONS OF LANDLORD HEREUNDER WHICH ACCRUE SUBSEQUENT TO ANY TRANSFER OF LANDLORD’S INTEREST IN THE PROPERTY.

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Waiver of Jury Trial

(q) TENANT HEREBY WAIVES TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE AND OCCUPANCY OF THE LEASED PREMISES.

Choice of Law

(r) This Lease shall be governed by the laws of the State or (in case of the District of Columbia) local jurisdiction in which the Leased Premises are located. Any litigation between Landlord and Tenant concerning this Lease shall be initiated in the county or local jurisdiction in which the Leased Premises are located.

Brokers

(s) Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for the agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant. If either party’s representation and warranty prove to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys’ fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Term.

Mold

(t) It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of good housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Leased Premises and certifies that it has not observed mold, mildew or moisture within the Leased Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on or in the Leased Premises. In addition, execution of this Lease by Tenant constitutes acknowledgement by Tenant that control of moisture and mold prevention in the Leased Premises are integral to its Lease obligations.

Anti-Terrorism

(u) Tenant represents and warrants that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this Lease directly or indirectly on behalf of, or facilitating this Lease directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty, and acknowledges that Landlord may treat any such breach as an Event of Default by Tenant.

Authorization

(v) The person signing this Lease on behalf of Tenant hereby represents and warrants that (i) he/she is authorized to execute this Lease on behalf of Tenant, (ii) he/she possesses the requisite power and authority to bind Tenant to the terms and provisions hereof, (iii) Tenant has taken all actions necessary to authorize the execution, delivery and performance of this Lease by Tenant, and (iv) Tenant has been duly organized and is qualified or authorized to do business in the State in which the Leased Premises is located. Furthermore, Tenant agrees to take any and all necessary action to keep its existence as an entity in good standing throughout the Term in the State in which Tenant has been organized as well as to remain qualified to do business within the State in which the Leased Premises are located.

Legal Fees	(w) In the event of any litigation concerning this Lease, the prevailing party shall be entitled to recover from the losing party costs and reasonable attorneys’ fees through all appeals.
No Estate in Land

(x) This Lease shall not convey any leasehold estate from Landlord to Tenant. Landlord and Tenant hereby agree that this Lease creates only the interest of a usufruct in Tenant which may not be levied upon without Landlord’s permission or assigned except in accordance herewith.

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Schedules

Schedule “A” – Legal Description of Property

Schedule “B” – Location and Size of Leased Premises

Schedule “C” – Taxes Payable by Landlord and Tenant

Schedule “D” – Services and Costs

Schedule “E” – Rules and Regulations

Schedule “E1” – Environmental Covenants

Schedule “F” – Leasehold Improvements

Schedule “G” – Special Stipulations

Schedule “H” – Guaranty

[Remainder of Page Left Blank]

[Schedules and Exhibits to Follow]

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IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the dates below their names. In consideration of the rents, covenants and agreements hereinafter reserved and contained, Landlord and Tenant hereby agree to all of the terms of the BLI Rider together with this Lease (including its Schedules and Exhibits following their signatures). Capitalized terms used in this Lease shall have the same meanings as defined in the BLI Rider unless otherwise expressly provided in this Lease.

WITNESSES (Sign and Print Name):		LANDLORD:

Sign:	/s/ Keith Lipstein	PERGAMENT LODI, LLC,
Print:	Keith Lipstein	a New Jersey limited liability company

Sign:		By:	/s/ Bruce D. Pergament
Print:		Name:	Bruce D. Pergament
(As to Landlord)		Title:	Manager

ATTEST (Sign and Print Name):		TENANT:

Sign:	/s/ Matthew Kepke	EVANCE, INC.,
Print:	Matthew Kepke	a Delaware corporation

Sign:		By:	/s/ Ronny Yakov
Print:		Name:	Ronny Yakov
(As to Tenant) [SEAL]		Title:	CEO

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SCHEDULE “A”

Legal Description of Property

All that tract or parcel of land lying and being in Land Lot 1243, 2nd District, 1st Section and Land Lot 1260, 2nd District, 2nd Section, City of Alpharetta, Fulton County, Georgia, and being more particularly described as follows:

TO ARRIVE AT THE TRUE POINT OF BEGINNING, commence at the intersection of the northwestern right-of-way of Webb Bridge Road (60-foot right-of-way) with the eastern right-of-way of North Point Parkway (right-of-way varies); thence northerly along the east right of-way of North Point Parkway at a distance of 240.48 feet to a point; being the TRUE POINT OF BEGINNING thence continuing along said right-of-way north 02 degrees 29 minutes 13 seconds West, a distance of 678.84 feet to a point; thence leaving said right-of-way North 87 degrees 30 minutes 47 seconds East, a distance of 422.39 feet to a point on the East land lot line of Land Lot 1260; thence along said land lot line of Land Lot 1260; thence along said land lot line South 01 degrees 32 minutes 07 minutes West, a distance of 479.88 feet to a point; thence South 01 degrees 30 minutes 57 seconds West, a distance of 84.43 feet to a point; thence leaving said lot line South 88 degrees 49 minutes 45 seconds East, a distance of 272.88 feet to a point on the Northern right-of-way of Webb Bridge Road; thence along said right-of-way South 60 degrees, 51 minutes 47 seconds West, a distance of 140.41 feet to a point; thence South 74 degrees 29 minutes 36 seconds West, a distance of 19.22 feet to a point; thence South 60 degrees 51 minutes 47 seconds West, a distance of 115.21 feet to a point; thence South 29 degrees 08 minutes 13 seconds East, a distance of 4.53 feet to a point; thence South 60 degrees 51 minutes 47 seconds West, a distance of 44.97 feet to a point on the East land lot line of Land Lot 1262; thence leaving said right-of-way and along said land lot line North 02 degrees 09 minutes 05 seconds East, a distance of 26.90 feet to a point; thence north 89 degrees 44 minutes 10 seconds West, a distance of 372.42 feet to the TRUE POINT OF BEGINNING.

Said tract contains 6.778 acres.

TOGETHER WITH the non-exclusive right, title and interest of Windward Forest Partners, LLC in the following Sewer Easements in common with Windward Forest Partners, LLC and its successors and assigns, and third parties lawfully entitled to the use of such Easements:

I from CPS-400, Ltd., dated September 3, 1996, recorded in Deed Book 21544, Page 1, re-recorded in Deed Book 22055, Page 173, Fulton County, Georgia Records, and;

II from Raymond T. Motter, James B. Maloney and Louise B. Jackson, dated July 31, 1996, recorded in Deed Book 21543, Page 346, Fulton County, Georgia Records.

[A-1]

SCHEDULE “B”

Location and Size of Leased Premises

(Approximate Location of Leased Premises is Shown Cross-Hatched or Shaded; Measurement of Rentable Area of the Leased Premises is also shown)

This Schedule is for identification purposes only and is not to be interpreted as being a representation or warranty on the part of Landlord as to the exact location, area, configuration and layout.

[B-1]

SCHEDULE “C”

Taxes Payable by Landlord and Tenant

Tenant’s Taxes	1.

(a) Tenant covenants to pay all Tenant’s Taxes (as defined below), as and when the same become due and payable. Where any Tenant’s Taxes are payable by Landlord to the relevant taxing authorities, Tenant covenants to pay the amount thereof to Landlord upon demand and Landlord covenants to timely remit 100% of such monies paid by Tenant to the relevant taxing authority and provide Tenant’s Tenant receipts for remittance of such Taxes upon Tenant’s written request.

(b) Tenant covenants to pay to Landlord, or to the taxing authority as Landlord may direct from time to time, Tenant’s Proportionate Share (as defined below) of the amount of Landlord’s Taxes (as defined below) in each Fiscal Period over the Landlord’s Taxes in the “Base Year” (as hereinafter defined).

(c) Tenant covenants to pay to Landlord Tenant’s Proportionate Share of the costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by Landlord in contesting, resisting or appealing any of the Landlord’s Taxes (as defined below).

Landlord’s Taxes

(e) Landlord covenants to pay all Landlord’s Taxes subject to the payments on account of Landlord’s Taxes required to be made by Tenant elsewhere in this Lease. Landlord may appeal any official assessment or the amount of any Landlord’s Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, Landlord may defer payment of any Landlord’s Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and Tenant shall cooperate with Landlord and provide Landlord with all relevant information reasonably required by Landlord in connection with any such appeal.

Separate Allocation

(f) In the event that Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord’s Taxes, Tenant’s Taxes or assessment as required by Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by Landlord acting reasonably.

Information

(g) Whenever requested by Landlord, Tenant shall deliver to Landlord receipts for payment of all Tenant’s Taxes and furnish such other information in connection therewith as Landlord may reasonably require.

Tax Adjustment

(h) If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, Landlord’s Taxes will be determined by Landlord as if the Building had been taxed as a completed building fully occupied by commercial tenants for any such Fiscal Period; provided, however, that Landlord may not allocate to Tenant any amounts that do not reflect a Tax that is actually remitted to the relevant taxing authority.

Definition	2.

In this Lease:

(a) “Landlord’s Taxes” shall mean all real estate taxes and assessments which may be levied against the Property, and the land, buildings and improvements comprising the same, but excluding (i) penalties or interest on real estate taxes; (ii) income, franchise, personal property, or other taxes personal to Landlord, including, without limitation, inheritance, estate, succession, transfer or gift taxes; (iii) substitute taxes, unless imposed only on real property owners; (iv) real estate taxes on outparcels or other tenant spaces that are separately assessed; (v) taxes and assessments not yet due and payable; (vi) tax increases resulting solely from construction by other tenants; (vii) assessments for the costs of environmental remediation; (viii) charges or costs arising out of any increases in taxes and assessments arising out of a change in ownership of Landlord or the Property more than once in any five (5) year period; (ix) taxes allocable to premises occupied by tenants who do not pay their pro-rata share of taxes; and (x) any assessment, development tax, impact or other governmental exaction or fee for improvements heretofore installed or installed in connection with the initial or subsequent development of the Property such as the widening of the exterior roads, the installation and/or hook up to of sewer and sewer lines, sanitary and storm drainage systems and other utility lines and utility facilities (whether public or private);

[C-1]

(b) “Taxes” shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, gross receipt taxes, franchise taxes, transfer taxes, rental taxes and assessments (special or otherwise) of any kind, including, without limitation, fees, rents, levies and assessments imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, or other body, authority, agency or commission (including special taxing districts), provided that “Taxes” shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property;

(c) “Tenant’s Taxes” shall all Taxes (whether imposed upon Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of Tenant within the Leased Premises, and to the use by Tenant of any of the Property; and

(d) “Tenant’s Proportionate Share” shall mean six and 4/100ths percent (6.4%) (determined by dividing 4,277 square feet of Rentable Area of the Leased Premises by 66,968 square feet of Rentable Area of the Building, both as set forth in the BLI Rider), subject to adjustment as reasonably determined solely by Landlord and notified to Tenant in writing for physical increases or decreases in the total Rentable Area of the Building provided that the total Rentable Area of the Building and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

(e) “Base Year” as used in this Schedule shall mean calendar year commencing in 2020.

[End of Schedule “C”]

[C-2]

SCHEDULE “D”

Services and Costs

Janitor Service	1.

Landlord covenants with Tenant:

(a) To provide janitor and cleaning services to the Leased Premises and to Common Areas and Facilities of the Building consisting of reasonable services in accordance with the standards of similar office buildings; and

Elevators, Lobbies, etc.

(b) To keep available the following facilities for use by Tenant and its employees and invitees in common with other persons entitled thereto:

(i) passenger and freight elevator service to each floor upon which the Leased Premises are located provided such service is installed in the Building and provided that Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside Normal Business Hours;

(ii) common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by Landlord for common use and enjoyment within the Property; and

(iii) the washrooms as Landlord may assign from time to time which are standard to the Building, provided that Landlord and Tenant acknowledge that where an entire floor is leased to Tenant or some other tenant, Tenant or such other tenant, as the case may be, may exclude others from the washrooms thereon.

Electricity	2.

(a) Landlord and Tenant acknowledge and agree that the electrical service, natural gas and all other utilities, except as specifically set forth herein, provided to the Premises shall be separately circuited and/or metered such that Tenant shall contract directly with the service provider and be billed directly the costs associated with those utilities used by Tenant at the Premises. Tenant herby agrees to timely pay during the Lease Term the costs of all such utilities furnished to the Premises, including, without limitation, water, gas, electricity, sewer and refuse disposal. The costs of maintaining, repairing and replacing, as necessary, each separate metering devise, and installing any additional metering devices, if necessary, shall be borne by Tenant. To the extent water, sewer and refuse disposal for the Premises are not separately billed to Tenant, the costs for such services shall be paid by Tenant to Landlord as part of Operating Costs.

(b) Tenant’s use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installations. If Tenant wishes to install in the Premises equipment which would not be considered ordinary office equipment, including, but not limited to items such as computer installation(s) or supplemental air conditioning system(s), or other heat or cooling intensive electrically operated equipment, Tenant shall submit to Landlord a list indicating the specific type of additional equipment to be installed. Such list shall include the number, type and model of each item of equipment to be installed, as well as the manufacturer’s electrical rating associated with same. Any riser or risers needed to supply Tenant’s electrical requirements and all other equipment proper and necessary in connection therewith will upon request of Tenant, be installed by Landlord, at Tenant’s sole cost and expense, if in Landlord’s reasonable judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or interfere with or disturb other tenants. Tenant shall not, without the prior consent of Landlord, install equipment which would not be considered ordinary office equipment or make or perform or permit any alteration to wiring installations, telephone line installations or other electrical or communication facilities in or serving the Premises.

[D-1]

(c) Tenant covenants to pay to Landlord Tenant’s Proportionate Share (as defined below) of the cost of all electricity consumed on the Property (except the amounts recovered from and paid by tenants separately metered).

(d) To the extent that Tenant seeks to install specialized equipment which requires additional utility capacity or service, Tenant shall be solely responsible for the costs associated with the same, including the costs or any additional utility service to the Premises.

(e) In calculating electricity costs for any Fiscal Period, if less than one hundred percent (100%) of the Building is occupied by tenants, then the amount of such electricity costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like electricity costs which normally would be expected by Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period

3.	Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building) and other services referred to in Paragraphs l(a), 1(c) and 2(a) of this Schedule in accordance with the standards of office buildings similar to the Building but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of Landlord.

Additional Services	4.

(a) Landlord may (but shall not be obligated) on request of Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by Tenant (the “Additional Services”) including, without limitation,

(i) replacement of tubes and ballasts;

(ii) carpet shampooing;

(iii) window covering cleaning;

(iv) locksmithing;

(v) removal of bulk garbage;

(vi) picture hanging; and

(vii) special security arrangement.

(b) When Additional Services are supplied or furnished by Landlord, accounts therefor shall be rendered by Landlord and shall be payable by Tenant to Landlord on demand. In the event Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by Landlord (which approval shall not be unreasonably withheld) shall be permitted by Landlord or Tenant to supply or furnish Additional Services to Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by Landlord with which Tenant undertakes to cause compliance and to comply with said rules.

Operating Charges Payable	5.

(a) The Tenant covenants to pay to the Landlord Tenant’s Proportionate Share of the amount of the Operating Costs in each Fiscal Period over the Operating Costs in the “Base Year” (as hereinafter defined);

(b) Subject to the other terms and conditions of this Lease, Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises and Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and the amounts included as Additional Rent whether or not specifically provided for herein and Tenant covenants with Landlord accordingly;

(c) In this Lease “Operating Costs” shall include all costs incurred or which will be incurred by Landlord in discharging its obligations under this Lease and in the maintenance, operation, administration and management of the Property including without limitation:

(i) cost of heating, ventilating and air-conditioning not separately metered and paid by tenants of the Property;

(ii) cost of water and sewer charges

(iii) cost of electricity, fuel or other form of energy which are not separately metered and paid by tenants of the Property;

(iv) costs of insurance carried by Landlord pursuant to paragraph 9(a) of this Lease and cost of any deductible amount paid by Landlord in connection with each claim made by Landlord under such insurance;

(v) an administrative and management fee.

(vi) cost of building office expenses, including telephone, rent, stationery and supplies;

(vii) costs of all elevator and escalator (if installed in the Building) maintenance and operation;

(viii) costs of operating staff, management staff and other administrative personnel, including salaries, wages, and fringe benefits to the extent they perform services for the Property and adjusted accordingly if they perform work on anything other than the Property;

[D-2]

(ix) cost of providing security and costs of repair, maintenance and replacement of communications, fire and life safety systems serving the Property;

(x) cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;

(xi) cost of supplies and materials;

(xii) cost of decoration of Common Areas and Facilities;

(xiii) cost of landscaping;

(xiv) cost of maintenance and operation of the parking area and costs of operating, maintaining, repairing, and replacing all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas used in connection with the Property;

(xv) cost of consulting, and professional fees including expenses;

(xvi) cost of repairs, replacements, additions and modifications (subject to subparagraph (xvii) below); and

(xvii) costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of Landlord’s reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at ten percent (10%) per annum compounded semi-annually. For the purpose hereof “Major Expenditure” shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, parking and ingress egress improvements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith.

(d) In this Lease there shall be excluded from Operating Costs the following:

(i) interest on debt and capital retirement of debt;

(ii) such of the Operating Costs as are recovered from insurance proceeds;

(iii) costs as determined by Landlord of acquiring tenants for the Property, including real estate brokerage and leasing commissions;

(iv) depreciation charges or ground rental payments;

(v) legal and accounting fees relating to (a) disputes with tenants, prospective tenants or other occupants of the Property, (b) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Property or any part thereof, (c) negotiations of leases, contracts of sale or mortgages, or (d) reviewing or approving requests for subleases or assignments of leases;

(vi) all amounts which otherwise would be included in Operating Costs which are actually recovered by Landlord from specific tenants by separate agreement as a result of any act, omission, default or negligence of such tenant;

(vii) income taxes on Landlord’s income from the Property;

(viii) costs of a capital nature not expressly permitted to be included hereunder;

(ix) all costs billed directly to tenants of the Property either by Landlord or a third party; and

(x) all costs associated with a condemnation or public taking.

6.	In calculating Operating Costs for any Fiscal Period, if less than one hundred percent (100%) of the Building is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like Operating Costs which normally would be expected by Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

7.	“Tenant’s Proportionate Share” shall have the meaning as set forth in Schedule “C”.

8.	“Base Year” shall have the meaning as set forth in Schedule “C”.

[End of Schedule “D”]

[D-3]

SCHEDULE “E”

Rules and Regulations

To the extent the rules conflict with the terms of the Lease, the Lease shall govern.

1. The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatsoever.

2. The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by Tenant shall be borne by Tenant.

3. Tenant shall permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours and upon one (1) business days notice.

4. No birds or animals shall be kept in or about the Property (except service animals) nor shall Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6. All persons entering and leaving the Building at any time other than during Normal Business Hours shall register in the books which may be kept by Landlord at or near the night entrance and Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of Landlord.

7. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8. No space heating devices of any kind shall be kept or used in the Leased Premises.

9. Tenant shall not and shall not permit any cooking in the Leased Premises except for the use of coffee makers and food warmed up in a microwave for consumption solely by employees or guests of Tenant and Tenant shall ensure that odors do not emanate from the Leased Premises. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of Landlord. Only persons authorized by Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.

10. Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of Landlord. In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by Landlord and the persons employed to move the same in and out of the Building must be acceptable to Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approved by Landlord.

11. Tenant shall give Landlord prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

12. The parking of automobiles shall be subject to the reasonable regulations of Landlord. Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise.

13. Except with the prior written consent of Landlord, Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.

14. Except with the prior written consent of Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of Landlord for the purpose of any cleaning of the Leased Premises.

[E-1]

15. If Tenant desires any electrical or communications wiring, Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of Landlord.

16. Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of Landlord and subject to any conditions imposed by Landlord. Additional keys may be obtained from Landlord at the cost of Tenant.

17. Tenant shall be entitled to have its name shown upon the directory board of the Building, at Landlord’s expense. Landlord shall in its reasonable discretion design the style of such identification and allocate the space on the directory board for Tenant Landlord, at Landlord’s expense, will install an initial Building Standard suite entry sign bearing Tenant’s name which shall be consistent with other suite entry signage in the Building with a size, design, materials and lettering selected by Landlord in its sole discretion. Any subsequent changes shall be provided by Landlord, at Tenant’s expense.

18. Tenant shall keep window coverings (if any) in a closed position as necessary for temperature control. Tenant shall not interfere with or obstruct any perimeter heating, air conditioning or ventilating units.

19. Tenant shall not conduct, and shall not permit any, canvassing in the Building.

20. Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to Landlord.

21. Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving Landlord’s rights over such lanes, driveways and passages.

22. Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of Landlord which may be arbitrarily withheld. Tenant, upon request of Landlord, shall immediately remove any sign, advertisement, notice or other display which Tenant has placed or permitted to be placed which, in the opinion of Landlord, is objectionable, and if Tenant shall fail to do so, Landlord may remove the same at the expense of Tenant.

23. Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

[End of Schedule “E”]

[E-2]

SCHEDULE “E1”

Environmental Covenants

1. Notwithstanding anything to the contrary contained in this Lease, Tenant covenants:

(a)	not bring, or allow its employees, agents, contractors, invitees and those over whom Tenant can reasonably exercise control, to bring any Hazardous Substance (as defined below) onto the Property, the Building or the Leased Premises except in compliance with Environmental Laws (as defined below);

(b)	to comply at all times and require all those for whom Tenant is in Jaw responsible to comply at all times with Environmental Laws as same affect the Leased Premises, the Building or the Property;

(c)	to give notice to Landlord of the presence at any time during the Term of any Hazardous Substance on the Leased Premises (or the Building or the Property if such Hazardous Substance is in the control of Tenant) together with such information concerning such Hazardous Substance and its presence on the Leased Premises, the Building or the Property as Landlord may require;

(d)	to give notice to Landlord of any occurrence which might give rise to a duty under Environmental Laws on either Tenant or Landlord with respect to the presence of any Hazardous Substance on the Leased Premises, the Building or the Property including, without limitation, notice of any release or escape into the environment of any Hazardous Substance at the Leased Premises, the Building or the Property;

(e)	in any case where Tenant has given notice as to the presence of a Hazardous Substance at the Leased Premises, the Building or the Property or is required to give such notice or where Landlord has reasonable grounds to believe that any Hazardous Substance is or has been brought upon the Leased Premises, the Building or the Property by Tenant or any person for whom Tenant is in Jaw responsible, to commission an Environmental Site Assessment at Tenant’s expense when required by Landlord to do so;

(f)	to comply with any investigative, remedial or precautionary measures required under Environmental Laws or as reasonably required by Landlord, and Tenant shall be fully and completely liable to Landlord for any and all clean-up costs or costs incurred to comply with Environmental Laws which are attributable to, either directly or indirectly, any act or omission of Tenant and/or any person for whom Tenant is in law responsible;

(g)	to protect, indemnify and save each of Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim (as defined below), directly or indirectly incurred, sustained or suffered by or asserted against Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or directly attributable to any act or omission of Tenant and/or any person for whom Tenant is in law responsible. The foregoing indemnity obligation shall survive expiration or termination of this Lease.

2. Tenant acknowledges that it has inspected the Leased Premises and has performed (or has had the opportunity to perform) such tests and studies including, without limitation, an Environmental Site Assessment, so as to satisfy itself as to the environmental condition of the Leased Premises and agrees to accept the Leased Premises “as is, where is”.

3. Tenant hereby authorizes Landlord to make inquiries from time to time of any government or governmental agency with respect to Tenant’s compliance with Environmental Laws at the Leased Premises, and Tenant covenants and agrees that Tenant will from time to time provide to Landlord such written authorization as Landlord may reasonably require in order to facilitate the obtaining of such information. Landlord or its authorized agent may inspect the Leased Premises from time to time, without notice, in order to verify Tenant’s compliance with Environmental Laws and the requirements of this Lease respecting Hazardous Substances. Upon request by Landlord from time to time, Tenant shall provide to Landlord a certificate executed by a senior officer of Tenant certifying ongoing compliance by Tenant with its covenants contained herein.

4. If Tenant brings or creates on Leased Premises, the Building or the Property any Hazardous Substance or if the conduct of Tenant’s business causes there to be any Hazardous Substance upon the Property, the Building or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of Tenant and shall not become the property of Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises, the Building or the Property and notwithstanding the expiration or ear1ier termination of this Lease.

5. Upon Tenant’s material default under this Section and in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies: to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord’s attorneys’ fees and costs.

[E1-1]

6. Landlord agrees not bring, or allow its employees, agents, contractors, invitees and those over whom Landlord can reasonably exercise control, to bring any Hazardous Substance (as defined below) onto the Property except in compliance with Environmental Laws (as defined below) and to comply at all times and require its employees, agents, contractors, invitees and those over whom Landlord can reasonably exercise control to comply at all times with Environmental Laws as same affect the Leased Premises, the Building or the Property. Landlord agrees to protect, indemnify and save each of Tenant and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim (as defined below), directly or indirectly incurred, sustained or suffered by or asserted against Tenant and/or its directors, officers, employees, agents, successors and assigns caused by or directly attributable to any act or omission of Landlord and/or any person for whom Landlord is in law responsible. The foregoing indemnity obligation shall survive expiration or termination of this Lease.

7. For the purposes of this lease, the following terms should have the meanings set out below:

(a)	“Environmental Site Assessment” means an inspection or inspections of the Leased Premises or other affected locations at the Building or the Property by an independent consultant acceptable Landlord together with such other tests, surveys and inquiries as such consultant deems advisable in the circumstances into the use, transport, storage, disposal, handling, sale or manufacture of any Hazardous Substance in, on or about the Leased Premises, the Building or the Property by Tenant, those for whom Tenant is in law responsible or any other person using or occupying the Leased Premises, or into the condition or status of the Leased Premises in relation to possible contamination by any Hazardous Substance, and any Environmental Site Assessment by such consultant shall include the said consultant’s written report delivered to Landlord summarizing the nature and results of all inspections, tests, surveys and inquiries conducted by the consultant, and the said consultant’s recommendations for any remedial or precautionary actions to be taken in relation to the presence of Hazardous Substance on the Leased Premises, the Building or the Property.

(b)	“Environmental Claim” means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitation, all solicitors’ fees on a solicitor and client basis) relating to, arising out of, resulting from or in any way connected with the presence of any Hazardous Substance at the Leased Premises, the Building or the Property, including, without limitation, all costs and expenses of any remediation or restoration of the Leased Premises, the Building, the Property and/or any property adjoining or in the vicinity of the Property required or mandated by the Environmental Law.

(c)	“Environmental Laws” means the common law, any law, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any applicable federal, state or municipal government, governmental department, agency or regulatory authority or any Court of competent jurisdiction, relating to environmental matters and/or regulating the import, storage, distribution, labeling, sale, use, handling, transport or disposal of any Hazardous Substance.

(d)	“Hazardous Substance” means:

(i)	any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing, the following:

(A)	radioactive materials;

(B)	explosives; and

(C)	any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by any of man animal, fish or plant;

(ii)	any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

(A)	endangers the health, safety or welfare of persons or the health of animal life;

(B)	interferes with normal enjoyment of life or property; or

(C)	causes damage to plant life or to property;

(iii)	toxic substances;

[E1-2]

(iv)	any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a contaminant, a waste, a source of contaminant, a pollutant or toxic under the Environmental Law; and

(v)	without limiting the generality of the foregoing, Hazardous Substance includes:

(A)	polychlorinated biphynels (“PCBs’) or substances containing PCBs;

(B)	asbestos or materials containing asbestos;

(C)	radon at levels deemed unacceptable by any health, labor or environmental governmental authority;

(D)	urea formaldehyde foam insulation; or

(E)	underground or above-ground storage tanks.

[End of Schedule “El”]

[E1-3]

SCHEDULE “F”

Leasehold Improvements

Tenant agrees to accept possession of the Leased Premises “AS IS” on the Commencement Date and Landlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Leased Premises ready or suitable for Tenant’s occupancy except as set forth in the Lease. Tenant shall improve the Leased Premises based upon plans and specifications mutually agreed upon by Landlord and Tenant (“Leasehold Improvements”), subject to approval required by local municipalities, at Tenant’s sole cost and expense. Tenant shall use a contractor approved by Landlord and shall follow the Building’s standard guidelines for insurance and construction issues. Landlord shall not unreasonably delay, condition or withhold the approval of Tenant’s proposed plans and specifications or contractor. All plans and specifications shall be submitted to Landlord for approval prior to commencement of construction. Tenant shall have the option, upon written notice to Landlord, evidenced by payment receipts and lien waivers, for Landlord to apply any portion of the Abatement toward the cost of Leasehold Improvements.

[End of Schedule “F”]

[F-1]

SCHEDULE “G”

Special Stipulations

These Special Stipulations are attached to and by this reference made a part of that certain lease (the “Lease”) between PERGAMENT LODI, LLC and EVANCE, INC. In the event of any conflict between the terms and conditions of any of the following Special Stipulations and the terms and conditions of the main text of this Lease or of any of the other Exhibits to this Lease, the terms and conditions of these Special Stipulations shall control. In addition to any other terms whose definitions are fixed and defined by these Special Stipulations, the terms used herein with the initial letter capitalized shall have the same meaning ascribed to them as set forth in the main text of this Lease or any of the other Exhibits. No inference or implication shall result from or interpretation be based upon the deletion or omission of words or material from the form on which this Lease appears or from a draft of this Lease, the words or material having been deleted or omitted being as though they were never in such form or draft.

1. Right of First Refusal. Provided Tenant is not then in default under any of the terms or conditions of this Lease, if Landlord receives a bona fide third-party offer to lease any space contiguous to the Leased Premises, Landlord shall notify Tenant of such offer in writing and Tenant shall have five (5) business days following receipt of the notice from Landlord to respond in writing. In the event Tenant elects to exercise this Right of First Refusal, Tenant shall take the space in question upon the terms and conditions of the third-party offer.

2. Expansion Right. Provided Tenant is not then in default under any of the terms or conditions of this Lease, Tenant shall have the right to expand into any space which is contiguous to the Leased Premises and is not under lease or subject to any third-party rights, upon the same terms and conditions as Tenant is currently leasing the Leased Premises.

3. Brokerage. Tenant represents and warrants that it has not been represented by any broker in connection with the negotiation of this Lease and agrees to indemnify Landlord from claims of any party claiming entitlement to compensation for the representation of Tenant. Landlord represents and warrants that Newmark Knight Frank has represented Landlord in the negotiation of this Lease and agrees to compensate Newmark Knight Frank pursuant to a separate written agreement.

4. During the Term, Tenant shall be permitted to use one (1) reserved parking space in the parking area serving the Property (the “Overnight Parking Space”), for the overnight parking of a single passenger vehicle. Tenant’s use of the Overnight Parking Space shall be at Tenant’s sole risk. Under no circumstances shall Landlord have (i) any responsibility for providing any kind of security with respect to Tenant’s use of the Overnight Parking Space, (ii) any liability for loss or damage to the vehicle utilizing the Overnight Parking Space, to any personal property located within such vehicle, or to the owner or user of such vehicle, or (iii) any other responsibility or liability of any kind or nature whatsoever related to Tenant’s use of the Overnight Parking Space.

[End of Schedule “G”]

[G-1]

SCHEDULE “H”

Guaranty

TO INDUCE PERGAMENT LODI, LLC, a New Jersey limited liability company (“Landlord”), to extend credit to EVANCE, INC., a Delaware corporation (herein referred to as “Tenant”), in the form of a lease (“Lease”) for premises located in Suite 400 at 960 Northpoint Parkway, Alpharetta, Georgia 30005, and for other good and valuable consideration not herein recited, but receipt of which is hereby acknowledged, the undersigned hereby unconditionally guarantees the performance of the within and foregoing Lease and all expenses (including attorney’s fees) incurred in the collection thereof, the enforcement of rights under any security therefore and the enforcement hereof, and waives presentment, demand, notice of dishonor, protest and all other notices whatever, and agrees that the Landlord under said Lease may from time to time extend or renew said Lease for any period (whether or not longer than the original term of said Lease) and may grant any releases, compromises or indulgences with respect to said Lease or any extension or renewal thereof or any security therefore or to any party liable thereunder or hereunder (including, but not limited to, failure or refusal to exercise one or more of the rights or remedies provided by said Lease) all without notice to, or consent of, the undersigned and without affecting the liability of the undersigned hereunder, which may be sued by the Landlord hereunder with or without joining Tenant or any subtenant under said Lease, and without first or contemporaneously suing such other persons, or otherwise seeking or proceeding to collect from them.

This is a guaranty of performance and not of collection. The liability of the Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person, nor against securities or liens available to Landlord, its successors or assigns. Guarantor waives any right to require that an action be brought against Tenant or any other person or to require that resort be had to any security.

Guarantor acknowledges that this Guaranty and the Lease were negotiated, executed and delivered in the State of Georgia, and shall be governed and construed in accordance with the law of the State of Georgia.

This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord, except by a writing signed by a duly authorized partner of Landlord. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Tenant under, by reason of, or pursuant to the Lease have been completely performed. However, in the event of the sale or transfer of the assets or corporate stock of Tenant to a third party that agrees to assume all of Tenant’s obligations under the Lease and provided such third party has a net worth at least equal to that of Tenant as of the date of execution of the Lease, Guarantor shall then be released from any liability herein.

The provisions of this Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of Landlord, its successors, heirs, legal representatives and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the dissolution of Tenant.

This Guaranty is assignable by Landlord and any assignment hereof or any transfer or assignment of the Lease or portions thereof by Landlord shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Landlord.

GIVEN under the hand and seal of the undersigned, this 24th day of June, 2020.

THE OLB GROUP, INC.,
a Delaware corporation

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Its:	Chief Executive Officer

Attest:	/s/ Matthew Kepke
Name:	Matthew Kepke
Its:	Corporate Counsel

[CORPORATE SEAL]

[End of Schedule “H”]

[H-1]